SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 18, 2012

Pope Resources, A Delaware Limited Partnership

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1313292 (I.R.S. Employer Identification No.)

19245 Tenth Avenue NE, Poulsbo, Washington 98370

(Address of principal executive offices) (ZIP Code)

Registrant's telephone number, including area code (360) 697-6626

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01	Regulation FD Disclosure

On December 18, 2012 the registrant announced its subsidiary Olympic Property Group has closed on a $3.3 million sale of multi-family residential land in its Harbor Hill project to Landmark Development Group LLC. This 11.5-acre parcel is zoned for 172 multi-family units and represents approximately half the multi-family portion of the 244-acre project located in Gig Harbor, a suburb of Tacoma. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press release of the registrant dated December 18, 2012

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

DATE: December 18, 2012	BY:	/s/ Thomas M. Ringo
Thomas M. Ringo
Vice President and Chief Financial Officer, Pope Resources, A Delaware Limited Partnership, and Pope MGP, Inc., General Partner